UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into A Material Definitive Agreement

On August 14, 2014, United Natural Foods, Inc. (the “Company”) entered into a Term Loan Agreement (the “Term Loan Agreement”) by and among the Company, its wholly-owned subsidiary Albert’s Organics, Inc. (together with the Company, the “Borrowers”), the financial institutions that are parties thereto as lenders (collectively, the “Lenders”), Bank of America, N.A. as administrative agent for the Lenders (the “Administrative Agent”) and the other parties thereto.

The material terms of the Term Loan Agreement are as follows:

Principal Amount; Principal Payments; Incremental Borrowings and Maturity

The total initial borrowings under the Term Loan Agreement were $150.0 million. The Borrowers are required to make $2.5 million principal payments quarterly beginning on November 1, 2014. The Term Loan Agreement will terminate on the earlier of (a) August 14, 2022 and (b) the date that is ninety days prior to the termination date of the Company’s Second Amended and Restated Loan and Security Agreement, as amended (the “Revolving Credit Agreement”).

Under the Term Loan Agreement, the Borrowers at their option may request the establishment of one or more new term loan commitments in increments of at least $10.0 million, but not to exceed $50.0 million in total, subject to the approval of the Lenders electing to participate in such incremental loans and the satisfaction of the conditions required by the Term Loan Agreement. The Borrowers will be required to make quarterly principal payments on these incremental borrowings in accordance with the terms of the Term Loan Agreement.

The Borrowers are required to make prepayments with the proceeds of any disposition, insurance claim or condemnation award with respect to any of the real property securing the loans except, in the case of insurance or condemnation proceeds, to the extent the proceeds are used to repair or replace the property as permitted by the Term Loan Agreement. There is no premium or penalty for any mandatory or optional prepayment.

Use of Proceeds

Borrowings under the Term Loan Agreement will be used for general corporate purposes, including the repayment and refinancing of existing debt outstanding under the Revolving Credit Agreement.

Guarantees and Collateral

The Borrowers’ obligations under the Term Loan Agreement are guaranteed by most of the Company’s wholly-owned subsidiaries who are not also Borrowers. The Borrowers’ obligations under the Term Loan Agreement are secured by certain parcels of the Borrowers’ real property.

Interest and Fees

Borrowings under the Term Loan Agreement bear interest at rates that, at the Company's option, can be either:

•
A base rate generally defined as the sum of (i) the highest of (x) the Administrative Agent's prime rate, (y) the average overnight federal funds effective rate plus 0.50% and (z) one-month LIBOR plus one percent (1%) per annum and (ii) a margin of 1.50%; or

•
A LIBOR rate generally defined as the sum of (i) the London Interbank Offered Rate (“LIBOR”) (as published by Reuters or other commercially available source) for one, two, three or six months or, if approved by all affected lenders, nine months (all as selected by the Company), and (ii) a margin of 2.50%.

Interest accrued on borrowings under the Term Loan Agreement is payable in arrears. Interest accrued on any LIBOR loan is payable on the last day of the interest period applicable to the loan and, with respect to any LIBOR loan of more than three (3) months, on the last day of every three (3) months of such interest period. Interest accrued on base rate loans is payable on the first day of every month. The Company is also required to pay certain customary fees to the Administrative Agent.

Certain Covenants and Representations and Warranties

The Term Loan Agreement includes negative covenants that limit, among other things, additional indebtedness, transactions with affiliates, additional liens, sales of collateral, dividends, investments and advances, prepayments of debt, mergers and acquisitions. The Term Loan Agreement also includes financial covenants that require (i) the ratio of the Company’s consolidated EBITDA (as defined in the Term Loan Agreement) minus the unfinanced portion of Capital Expenditures (as defined in the Term Loan Agreement) to the Company’s consolidated Fixed Charges (as defined in the Term Loan Agreement) to be at least 1.20 to 1.00 as of the end of any period of four fiscal quarters, (ii) the ratio of the Company’s Consolidated Funded Debt (as defined in the Term Loan Agreement) to the Company’s EBITDA for the four fiscal quarters most recently ended to be not more than 3.00 to 1.00 as of the end of any fiscal quarter and (iii) the ratio, expressed as a percentage, of the Company’s outstanding principal balance under the Loans (as defined in the Term Loan Agreement), divided by the Mortgaged Property Value (as defined in the Term Loan Agreement) to be not more than 75% at any time.

The Term Loan Agreement also contains other customary affirmative and negative covenants and customary representations and warranties.

Events of Default

The Term Loan Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, events of bankruptcy and insolvency, failure of any guaranty or security document supporting the Term Loan Agreement to be in full force and effect, change of control and cross default to certain other indebtedness, including indebtedness under the Revolving Credit Agreement. The occurrence of an event of default could result in the acceleration of the obligations under the Term Loan Agreement and the Revolving Credit Agreement.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the Term Loan Agreement. The above description is qualified in its entirety by reference to the complete Term Loan Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1*
Term Loan Agreement dated August 14, 2014, by and among United Natural Foods, Inc. and Albert’s Organics, Inc., as Borrowers, the Lenders party thereto, Bank of America, N.A., as Administrative Agent for the Lenders, and the other parties thereto.

* Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted portions have been filed separately with the United States Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Mark E. Shamber
Name:	Mark E. Shamber
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: August 20, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1*
Term Loan Agreement dated August 14, 2014, by and among United Natural Foods, Inc. and Albert’s Organics, Inc., as Borrowers, the Lenders party thereto, Bank of America, N.A., as Administrative Agent for the Lenders, and the other parties thereto.

* Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted portions have been filed separately with the United States Securities and Exchange Commission.